Exhibit 10.4

Execution Version

RECAPITALIZATION SUPPORT AGREEMENT

This RECAPITALIZATION SUPPORT AGREEMENT (together with all exhibits, schedules, and attachments hereto, as each may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of July 8, 2025, is entered into by and among:

(a) Superior Industries International, Inc. (“Superior”) and each of its subsidiaries (together with Superior, collectively, the “Company” and each a “Company Party”); and

(b) the beneficial and record owners (or nominees, investment managers, advisors or subadvisors for, or subaccount or funds of, the beneficial owners or record owners, as applicable) of Term Loan Obligations (as defined below), in each case, as identified on the signature pages hereto or that have executed a Joinder Agreement (as defined below) (the “Consenting Term Loan Lenders”).

Subject to Section 3 hereof, the Company and each Consenting Term Loan Lender are referred to herein collectively as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Recapitalization Term Sheet (as defined below).

RECITALS

WHEREAS, the Parties have engaged in arm’s-length, good faith discussions regarding a comprehensive recapitalization of the Company;

WHEREAS, the Parties have agreed to a transaction (the “Transaction”) involving (i) the partial equitization of the term loans under the Existing Credit Agreement and (ii) a recapitalization of the Company, subject to the terms and conditions of this Agreement and the terms set forth in the term sheet attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Recapitalization Term Sheet”);

WHEREAS, the Company intends to implement the Transaction on either (i) a consensual out-of-court basis (the “Out-of-Court Structure”), without recourse to proceedings under title 11 of the United States Code (the “Bankruptcy Code”) or (ii) an in-court basis (the “Chapter 11 Structure”) through prepackaged or prearranged cases for Superior and certain other Company Parties, if any (collectively, the “Debtors”), under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in a United States Bankruptcy Court where venue is appropriate for the Chapter 11 Cases and as determined in consultation with the Requisite Consenting Term Loan Lenders (the “Bankruptcy Court”);

WHEREAS, it is contemplated that, as described in the Recapitalization Term Sheet, the Transaction shall be implemented through (i) an Out-of-Court Structure or (ii) a Plan (as defined below), including a solicitation of votes thereon (the “Solicitation”), as part of the Chapter 11 Cases, in each case, in accordance with this Agreement and the terms set forth in the Recapitalization Term Sheet;

WHEREAS, as of the date hereof, the Consenting Term Loan Lenders are the lenders of record of, and are the sole beneficial owners of, in the aggregate, 100% of the aggregate outstanding principal amount of the Term Loan Obligations; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment specifically as set forth in the Recapitalization Term Sheet and this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions. The following terms used in this Agreement shall have the following definitions:

(a)	“Ad Hoc Term Loan Lender Group” means the ad hoc group of certain holders of Term Loan Obligations represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

(b)	“Administrative Agent” means Oaktree Fund Administration, LLC, as administrative agent under the Existing Credit Agreement.

(c)	“Affiliate” means “Affiliate” as defined in the Merger Agreement.

(d)

“Alternative Transaction” means any new money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, winding up, assignment for the benefit of creditors, debt investment, equity investment, joint venture, partnership, sale, plan proposal, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving the Company or the debt, equity, or other interests in any one or more Company Party that, in each case, is not the Transaction. For the avoidance of doubt, the Merger shall not constitute an Alternative Transaction.

(e)	“Board” means the board of directors of Superior.

(f)

“Bridge Loan Obligations” means, without duplication, (a) the “Obligations” as defined in the Existing Credit Agreement solely related to the Amendment No. 2 Delayed Draw Term Loans and (b) any incremental “Obligations” as defined in and under the Existing Credit Agreement incurred by the Company with respect to additional Amendment No. 2 Delayed Draw Term Loans or any other tranche of Loans under the Existing Credit Agreement following the Support Effective Date.

(g)	“Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, NY are authorized or required by law or executive order to close.

(h)	“Certificate of Designations” means “Certificate of Designations” as defined in the TPG Voting Agreement.

(i)	“Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code, as against the Company Parties.

(j)	“Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent under the Existing Credit Agreement.

(k)

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan in the Chapter 11 Cases and, as applicable, approving the Disclosure Statement and Solicitation, that is reasonably acceptable to the Requisite Consenting Term Loan Lenders.

(l)	“Consenting Parties” means, collectively, the Consenting Term Loan Lenders and, solely during the TPG Support Period, TPG.

(m)	“Consenting Party Advisors” means, collectively, the Consenting Term Loan Lender Advisors and, solely during the TPG Support Period, TPG Counsel.

(n)	“Consenting Term Loan Lender Advisors” means, collectively, (i) the Consenting Term Loan Lender Counsel and (ii) Riveron RTS, LLC, as financial advisor to the Ad Hoc Term Loan Lender Group.

(o)	“Consenting Term Loan Lender Counsel” means Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Ad Hoc Term Loan Lender Group.

(p)	“DIP Financing” shall mean “DIP Facility” as such term is defined in the Recapitalization Term Sheet.

(q)	“DIP Obligations” shall mean “DIP Facility Claims” as such term is defined in the Recapitalization Term Sheet.

(r)

“DIP Orders” shall mean (i) the interim order authorizing the Debtors’ use of cash collateral and approving the DIP Financing (if any) and (ii) the final order authorizing the Debtors’ use of cash collateral and approving the DIP Financing (if any), in each case reasonably acceptable to the Requisite Consenting Term Loan Lenders.

(s)	“Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto.

(t)	“Disclosure Statement Order” means the order approving the Disclosure Statement and the Solicitation Materials that is reasonably acceptable to the Requisite Consenting Term Loan Lenders.

(u)

“Effective Time” means (i) the time at which all conditions to the effectiveness of the Plan (in the event that the Transaction is implemented through a Chapter 11 Structure) have been satisfied or waived in accordance with the terms thereof and the Plan is consummated or (ii) the “Effective Time,” as such term is defined in the Merger Agreement (in the event that the Transaction is implemented through an Out-of-Court Structure).

(v)	“Entity” means an “entity,” as defined in section 101(15) of the Bankruptcy Code.

(w)	“Existing Common Equity” means the shares of common stock, par value $0.01 per share, of Superior, issued and outstanding as of immediately prior to the Effective Time.

(x)

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 14, 2024 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among Superior, as borrower, the Administrative Agent, the Collateral Agent, and the lenders from time to time party thereto.

(y)	“Existing Credit Agreement Agents” means, collectively, the Administrative Agent and the Collateral Agent.

(z)	“Existing Preferred Equity” means the shares of preferred stock, par value $0.01 per share, of Superior, issued and outstanding as of immediately prior to the Effective Time.

(aa)

“Existing Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of December 15, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), among Superior, as borrower, the other borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, lender and issuing bank, and the other lenders and issuing banks from time to time party thereto.

(bb)	“Existing Revolving Credit Agreement Amendment” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(cc)	“Existing Revolving Credit Facility” means the revolving credit facility under the Existing Revolving Credit Agreement.

(dd)

“First Day Pleadings” means the substantive “first day” pleadings, including all orders pursuant thereto, that the Debtors determine are necessary or desirable to file with the Bankruptcy Court to seek various relief in connection with the commencement of the Chapter 11 Cases, including the orders relating thereto.

(ee)	“In-Court Preferred Shareholder Equity Distribution” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(ff)

“Interest” means any equity interest of the Company, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest, or other instrument, evidencing any fixed or contingent ownership interest in the Company, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Company, that existed immediately prior to the Effective Time.

(gg)	“Merger” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(hh)	“Merger Agreement” means the merger agreement attached hereto as Exhibit D (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof).

(ii)	“Merger Sub” means “Merger Sub” as defined in the Merger Agreement.

(jj)	“New Equity” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(kk)

“New Organizational Documents” means the forms of certificates of incorporation, certificates of formation, bylaws, limited liability company agreements, and other forms of organizational documents, as applicable, of Superior TopCo, which shall contain the terms set forth on the term sheet annexed hereto as Exhibit E (the “Governance Term Sheet”) in the event that the Transaction is implemented through the Out-of-Court Structure and shall contain substantially similar terms to those set forth on the Governance Term Sheet with any necessary conforming changes to account for the Chapter 11 Structure in the event that the Transaction is implemented through the Chapter 11 Structure.

(ll)	“New Revolving Credit Facility” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(mm)	“Other Term Loan Obligations” means the “Obligations” as defined in the Existing Credit Agreement, other than those constituting Bridge Loan Obligations.

(nn)	“Out-of-Court Milestones” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(oo)	“Out-of-Court Preferred Shareholder Equity Distribution” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(pp)	“Parent” means “Parent” as defined in the Merger Agreement.

(qq)

“Permitted TPG Transfer” means a Transfer (as defined below) of any of TPG’s Claims or Interests, including the Owned Shares (as defined below), by TPG to an Affiliate of TPG, in each case other than any portfolio company of TPG, and provided that, in each case, (x) TPG gives the Company written notice no less than five (5) Business Days prior to the time of such Transfer stating the name and address of the transferee and identifying the Claims and/or Interests being transferred to the transferee and (y) such transferee executes a joinder (in substantially the form of the TPG Joinder) evidencing written agreement to be fully bound by the provisions hereof as if such transferee were an original signatory to the TPG Joinder.

(rr)

“Plan” means, in the event that the Transaction is implemented through a Chapter 11 Structure, the prepackaged or prearranged chapter 11 plan of reorganization for the Debtors implementing the Transaction, including all appendices, exhibits, schedules, and supplements thereto, as may be modified from time to time in accordance with the terms hereof and thereof.

(ss)	“Petition Date” means the date on which the Chapter 11 Cases, if any, are commenced.

(tt)

“Qualified Marketmaker” means an Entity that (i) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Claims against or Interests in the Company Parties (or enter with customers into long and short positions in Claims against or Interests in the Company Parties), in its capacity as a dealer or marketmaker in Claims against or Interests in the Company Parties and (ii) is, in fact, regularly in the business of making a market in claims against or interests in issuers or borrowers (including debt securities or other debt).

(uu)	“Recapitalization Term Sheet” shall have the meaning ascribed to it in the Recitals.

(vv)	“Requisite Consenting Parties” means, as of the date of determination, the Requisite Consenting Term Loan Lenders and, solely during the TPG Support Period, TPG.

(ww)	“Requisite Consenting Term Loan Lenders” means, as of the date of determination, the Required Lenders (as such term is defined in the Existing Credit Agreement).

(xx)

“Restructuring Proceeding” means the appointment of an administrator, liquidator, provisional liquidator, bankruptcy or proposal trustee, receiver, administrative receiver, or similar officer in respect of any Company Party, or the winding up, liquidation, provisional liquidation, dissolution, administration, reorganization, composition, compromise, or arrangement of or with any Company Party, or any equivalent or analogous appointment or proceedings under the law of any other jurisdiction.

(yy)	“Revolving Lenders” means the lenders party to the Existing Revolving Credit Agreement.

(zz)	“SEC” means the U.S. Securities and Exchange Commission.

(aaa)	“Solicitation Materials” means collectively, the Disclosure Statement and the related solicitation materials.

(bbb)	“Subject Contracts” means the Contracts set forth on Section 7.2(e) of the Company Disclosure Letter (each as defined in the Merger Agreement).

(ccc)	“Subscription Agreement” means that certain Subscription Agreement, by and between Superior and SUP Parent Holdings, LLC, a Delaware limited liability company.

(ddd)	“Superior TopCo” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(eee)	“Support Period” means the period commencing on the Support Effective Date and ending on the date on which this Agreement is terminated in accordance with Section 9.

(fff)	“Take Back Term Loans” shall have the meaning ascribed to it in the Recapitalization Term Sheet.

(ggg)	“Term Loan Lenders” means the lenders party to the Existing Credit Agreement.

(hhh)	“Term Loan Obligations” means the Bridge Loan Obligations and the Other Term Loan Obligations.

(iii)	“TPG” means TPG Growth III Sidewall, L.P.

(jjj)	“TPG Counsel” means Kirkland & Ellis LLP and Kirkland & Ellis International LLP.

(kkk)	“TPG Joinder Agreement” means the joinder agreement attached hereto as Exhibit C.

(lll)	“TPG Joinder Effective Time” means the “Joinder Effective Time” as defined in the TPG Joinder Agreement.

(mmm)	“TPG Support Period” means the period commencing upon the TPG Joinder Effective Time and ending on the date on which this Agreement is terminated as to TPG in accordance with Section 9.

(nnn)	“TPG Voting Agreement” means that certain Voting and Support Agreement, by and between the Superior and TPG.

(ooo)	“Voting Deadline” means the deadline to submit votes to accept or reject the Plan.

(ppp)	“Weil” means Weil Gotshal & Manges LLP, as counsel to the Company Parties.

2. Support Effective Date. Subject to Section 3 hereof, this Agreement shall become effective, and the obligations contained herein shall become binding upon the Parties, upon the first date (such date, the “Support Effective Date”) that this Agreement has been executed by (a) Superior and (b) the Consenting Term Loan Lenders holding, in aggregate, all of the aggregate outstanding principal amount of the Term Loan Obligations.

3. TPG Joinder Effective Time. This Agreement shall become effective as to, and the obligations contained herein shall become binding upon, TPG solely upon and after the TPG Joinder Effective Time. During the TPG Support Period, TPG shall be, and shall be deemed to be, a “Party” and one of the “Parties” for all purposes under this Agreement.

4. Transaction Terms; Exhibits; Recapitalization Term Sheet. The Recapitalization Term Sheet contains the material terms and conditions of the Transaction, which shall be incorporated into the Definitive Documents. Each of the exhibits attached hereto, including the Recapitalization Term Sheet, and any schedules or exhibits to such exhibits (collectively, the “Exhibits and Schedules”) are expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. In the event of any inconsistency between the terms of this Agreement (excluding the Exhibits and Schedules) and the Exhibits and Schedules, the Exhibits and Schedules shall govern. In the event of any inconsistency between the terms of this Agreement (including the Exhibits and Schedules) and the Definitive Documents, as applicable, the terms of the Definitive Documents shall govern.

5. Definitive Documents; Bankruptcy Process.

(a)

The definitive documents and agreements related to or otherwise utilized to implement, effectuate, or govern the Transaction (collectively, the “Definitive Documents”) shall include (i) the New Organizational Documents, (ii) all necessary documentation to effect the issuance of the New Equity, (iii) all necessary documentation to effect the conversion of such amount of Other Term Loan Obligations as set forth in the Recapitalization Term Sheet to Take Back Term Loans, (iv) all necessary documentation to effect the exchange of any Other Term Loan Obligations not converted to Take Back Term Loans for New Equity, (v) all necessary documentation to effect the conversion of the Bridge Loan Obligations (in the event that the Transaction is implemented through an Out-of-Court Structure) to Take Back Term Loans, (vi) all necessary documentation to effect the conversion of the DIP Obligations, if applicable (in the event that the Transaction is implemented through a Chapter 11 Structure) to Take Back Term Loans, if applicable, (vii) all necessary documentation to effect the amendment and restatement of the Existing Credit Agreement (or a new credit agreement) and all other necessary documentation to effect the issuance of the Take Back Term Loans, (viii) all necessary documentation to effect the Merger (in the event that the Transaction is implemented through an Out-of-Court structure), (ix) all necessary documentation to effect the retirement, cancelation, release, and extinguishment of the Existing Preferred Equity and the Existing Common Equity, respectively, (x) all necessary documentation to effect the exchange of the Existing Preferred Equity for the Out-of-Court Preferred Shareholder Equity Distribution (in the event that the Transaction is implemented through an Out-of-Court Structure) or the Chapter 11 Preferred Shareholder Equity Distribution (in the event that the Transaction is implemented through a Chapter 11 Structure), (xi) the TPG Voting Agreement and all other voting support agreements between the Company and holders of Existing Common Equity, (xii) the Subscription Agreement, (xiii) the Subject Contracts, (xiv) the Existing Revolving Credit Agreement Amendment, (xv) all necessary documentation to effect a New Revolving Credit Facility, as applicable, (xvi) all necessary documentation relating to any additional or incremental financing, (xvii) in the event that the Transaction is implemented through a Chapter 11 Structure, the First Day Pleadings, any other material pleadings, motions, and proposed orders filed by the Debtors, the Plan, the Confirmation Order, any motion or other pleadings related to the Plan or confirmation of the Plan, the Solicitation Materials and the motion (and proposed order) seeking approval of the Solicitation Materials, and any documents memorializing the DIP Financing and the DIP Orders and any motion or pleadings related thereto (collectively, the “Chapter 11 Pleadings”), and (xviii) any amendments, supplements, exhibits, schedules, appendices, or modifications to any of the documents identified in the foregoing clauses in (i)–(xvii).

(b)

The Definitive Documents not executed on or prior to the Support Effective Date or in a form attached to this Agreement shall, after the Support Effective Date, remain subject to negotiation and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent in all respects with the terms of this Agreement and otherwise shall be in form and substance reasonably acceptable to the Company and to the Requisite Consenting Term Loan Lenders; provided, that, solely during the TPG Support Period, the provisions of the Definitive Documents specifying the Out-of-Court Preferred Shareholder Equity Distribution or the In-Court Preferred Shareholder Equity Distribution shall additionally be reasonably acceptable to TPG.

(c)	Commencement of Chapter 11 Cases; Chapter 11 Milestones.

(i)

Subject to the consent of the Requisite Consenting Term Loan Lenders, the Transaction shall be implemented through a Chapter 11 Structure if reasonably necessary or desirable to effectuate and consummate the Transaction, in the event that (A) the Merger Agreement has been terminated or (B) the Out-of-Court Milestones have not been satisfied by the Company or otherwise extended or waived in writing (with email among counsel being sufficient) by the Requisite Consenting Term Loan Lenders.

(ii)

If the Merger Agreement has been terminated or the Company fails to satisfy an Out-of-Court Milestone during the Support Period and such milestone has neither been extended nor waived in writing (with email among counsel being sufficient) by the Requisite Consenting Term Loan Lenders, each Debtor shall file with the Bankruptcy Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Cases by no later than the date that is fifteen (15) Business Days following the termination of the Merger Agreement or the Company’s failure to satisfy such Out-of-Court Milestone, respectively (the “Commencement Deadline”).

(iii)

If the Transaction is implemented through a Chapter 11 Structure, the following milestones shall apply to this Agreement unless extended or waived in writing (with email among counsel being sufficient) by the Requisite Consenting Term Loan Lenders (the “Chapter 11 Milestones”):

a)	In the event of prepackaged Chapter 11 Cases, no later than seven Business Days prior to the Petition Date, the Company shall commence the Solicitation;

b)	In the event of prepackaged Chapter 11 Cases, no later than two Business Days prior to the Petition Date, the Company shall complete the Solicitation;

c)	No later than the Commencement Deadline, the Petition Date shall have occurred;

d)

In the event of prepackaged or prearranged Chapter 11 Cases, no later than one day after the Petition Date, the Debtors shall have filed the Plan, Disclosure Statement, and motion seeking approval of the DIP Financing, if applicable;

e)	No later than five days after the Petition Date, the Bankruptcy Court shall have entered an interim DIP Order, if applicable;

f)	No later than 30 days after the Petition Date, the Bankruptcy Court shall have entered a final DIP Order, if applicable; and

g)

(1) In the event of prepackaged Chapter 11 Cases, no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order and the Disclosure Statement Order, or (2) in the event of prearranged Chapter 11 Cases, no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order, and no later than 120 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order.

6. Agreements of Consenting Term Loan Lenders.

(a)

Voting; Support. Each Consenting Term Loan Lender (severally and not jointly) agrees that, for the duration of the Support Period applicable to such Consenting Term Loan Lender, such Consenting Term Loan Lender shall:

(i)

in the event that the Transaction is implemented through a Chapter 11 Structure, (A) timely vote or cause to be voted any and all of its Claims and Interests to accept the Plan, to the extent it is entitled to vote on the Plan, by delivering or causing to be delivered its duly authorized, executed, and completed ballot or ballots, and elect to opt in to or not opt out of, as applicable and to the extent it is permitted to make such an election under the Plan, the releases set forth in the Plan on a timely basis, and, in any event, in each case within four (4) Business Days following the later of

(x) commencement of the Solicitation and (y) its receipt of the Solicitation Materials; (B) not change or withdraw (or cause or direct to be changed or withdrawn) any such vote or election described in the foregoing clause (A); provided, however, that notwithstanding anything in this Agreement to the contrary, a Consenting Term Loan Lender, effective immediately upon written notice to Superior (with email among counsel being sufficient), may withhold, change, or withdraw (or cause to be withheld, changed, or withdrawn) its vote or election (and, upon such withdrawal, such vote or election shall be deemed void ab initio) at any time following (and solely in the event of) the termination of this Agreement pursuant to Section 9 with respect to such Consenting Term Loan Lender; (C) timely vote (or cause to be voted) any and all of its Claims or Interests, as applicable, against any Alternative Transaction, if solicited; and (D) not object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation, approval of and entry of orders regarding the Definitive Documents (including the DIP Orders and the Disclosure Statement), or the confirmation and consummation of the Plan and the Transaction;

(ii)

negotiate and cooperate in good faith with the other Parties with respect to the pursuit, approval, execution, delivery, implementation, and consummation of the Transaction, negotiate in good faith with the other Parties the form of Definitive Documents not executed or in a form attached to this Agreement as of the Support Effective Date, and execute and deliver the Definitive Documents (when in final form and to the extent it is required to be a party thereto);

(iii)

use commercially reasonable efforts to timely take all actions, to the extent practicable and consistent with the terms of this Agreement, that are reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement,

(iv)

not directly or indirectly, through any Entity, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Transaction or any action or agreement that could reasonably be expected to result in or constitute an Alternative Transaction;

(v)

not direct the Existing Credit Agreement Agents in relation to its Claims to take any action inconsistent with such Consenting Term Loan Lender’s obligations under this Agreement and, if any Existing Credit Agreement Agent in relation to its Claims takes any action inconsistent with such Consenting Term Loan Lender’s obligations under this Agreement, such Consenting Term Loan Lender shall use its commercially reasonable efforts to cause and direct (if reasonably requested by the Company) such Existing Credit Agreement Agent to cease, withdraw, and refrain from taking any such action;

(vi)	not object to, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede, the Transaction; and

(vii)

to the extent any legal, structural or other impediment arises that would prevent, hinder, or delay the consummation of the Transaction, negotiate in good faith appropriate additional or alternative provisions to address any such impediment; and

(viii)	promptly provide written notice to the Company of a breach of this Agreement by any Party of which such Consenting Term Loan Lender has actual knowledge.

(b)

Transfers. Each Consenting Term Loan Lender agrees that, for the duration of the Support Period, such Consenting Term Loan Lender shall not tender, sell, transfer, exchange, encumber, loan, issue, pledge, hypothecate, assign, or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any of its Claims or Interests, as applicable, or any option thereon or any right or interest therein or any other claims against or interests in the Company (including grant any proxies or powers of attorney, deposit any Claims against or Interests into a voting trust, or entry into a voting agreement with respect to any such Claims or Interests), unless the transferee thereof either (i) is a Consenting Term Loan Lender or (ii) at or before the time of such Transfer executes a joinder agreement, the form of which is attached hereto as Exhibit B (the “Joinder Agreement”), and agrees to be bound by all of the terms of this Agreement applicable to Consenting Term Loan Lenders (including with respect to any and all Claims, Interests, or other claims or interests it already may hold against or in the Company prior to such Transfer), and delivers an executed copy thereof within three (3) Business Days following the settlement of such Transfer to Weil and the Consenting Term Loan Lender Counsel, in which event (A) the transferee (including the Consenting Term Loan Lender transferee, if applicable) shall be deemed to be a Consenting Term Loan Lender hereunder to the extent of such transferred rights and obligations and (B) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Each Consenting Term Loan Lender agrees that any Transfer of any Claims or Interests that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company and each other Consenting Term Loan Lender shall have the right to enforce the voiding of such Transfer. Notwithstanding anything to the contrary herein, a Consenting Term Loan Lender may Transfer its Claims or Interests to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker become a Party; provided, however, that (x) in the event that the Transaction is implemented through a Chapter 11 Structure, such Qualified Marketmaker must Transfer such right, title, or interest by the earlier of five Business Days following its receipt thereof and, if received prior to the Voting Deadline, five Business Days prior to the Voting Deadline, (y) any subsequent Transfer by such Qualified Marketmaker of the right, title, or interest in such Claims or Interests is to a transferee that executes a Joinder Agreement in accordance with the foregoing clause (ii). Without limitation of the foregoing, if the Qualified Marketmaker fails to comply with this Section 6(b), such Qualified Marketmaker shall comply with the obligations of a Consenting Term Loan Lender under Section 6(a) of this Agreement.

(c)

Additional Claims and Interests. To the extent any Consenting Term Loan Lender (i) acquires additional Claims or Interests, (ii) holds or acquires any other claims or interests against the Company entitled to vote on the Plan, or (iii) Transfers any Claims or Interests as permitted by Section 6(b) hereof, then, in each case, such Consenting Term Loan Lender shall notify Weil and the Consenting Term Loan Lender Counsel within three (3) Business Days following such transaction. Each such Consenting Term Loan Lender agrees that such additional Claims, Interests, or other claims and interests shall be subject to this Agreement and the Recapitalization Term Sheet and that, for the duration of the Support Period applicable to such Consenting Term Loan Lender, it shall vote (or cause to be voted) any such additional Claims, Interests, or other claims or interests entitled to vote on the Plan (to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with Section 6(a) hereof.

(d)

Additional Provisions Regarding the Consenting Term Loan Lenders’ Commitments. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall: (a) affect the ability of any Consenting Term Loan Lender to consult with any other Consenting Term Loan Lender, the Company Parties, or any other party in interest, including in any of the Chapter 11 Cases in event that the Transaction is implemented through a Chapter 11 Structure (including any official committee and the Office of the United States Trustee); (b) impair or waive the rights of any Consenting Term Loan Lender to assert or raise any objection permitted under this Agreement; (c) prevent any Consenting Term Loan Lender from enforcing this Agreement or any Definitive Document, including the DIP Orders and, in the case of the Consenting Term Loan Lenders, the Definitive Documents governing the DIP Financing (in each case in accordance therewith), or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document, including by filing an objection or initiating a contested matter or other proceeding with the Bankruptcy Court in the event that the Transaction is implemented through a Chapter 11 Structure, or exercising its rights or remedies reserved herein or in the Definitive Documents, including upon the occurrence and continuance of an “Event of Default” under the DIP Orders or, in the case of the Consenting Term Loan Lenders, the Definitive Documents governing the DIP Financing (in accordance with the DIP Orders and such Definitive Documents) in the event that the Transaction is implemented through a Chapter 11 Structure; (d) prevent any Consenting Term Loan Lender from taking any action that is required by applicable law (as determined by such Consenting Term Loan Lender in good faith after consultation with legal counsel, which may be internal counsel), provided, that if such Consenting Term Loan Lender proposes to take any action that is otherwise materially inconsistent with this Agreement and is reasonably expected to have an adverse impact on the Transaction in order to comply with applicable law, such

Consenting Term Loan Lender shall, to the extent permitted by applicable law, provide at least five (5) Business Days’ advance written notice to the other Parties prior to taking any such action and shall cooperate with the other Parties in good faith to mitigate any adverse impact on the Transaction; (e) require any Consenting Term Loan Lender to take any action that is prohibited by applicable law or to waive or forego the benefit of any applicable legal privilege (as determined by such Consenting Term Loan Lender in good faith after consultation with legal counsel, which may be internal counsel), provided, that if such Consenting Term Loan Lender plans to refuse to take any action in a manner that is otherwise inconsistent with this Agreement and is reasonably expected to have an adverse impact on the Transaction in order to comply with applicable law, such Consenting Term Loan Lender shall provide at least five (5) Business Days’ advance written notice to the other Parties prior to taking such action and shall cooperate with the other Parties in good faith to mitigate any adverse impact on the Transaction; (f) be construed to prohibit or limit any Consenting Term Loan Lender from appearing as a party in interest in any matter to be adjudicated concerning the Transaction, including in any matter arising in any Chapter 11 Case in the event that the Transaction is implemented through a Chapter 11 Structure; (g) be construed to prevent the Consenting Term Loan Lenders from exercising any consent rights or their rights or remedies specifically reserved herein or in the Definitive Documents; or (h) be construed to impose any obligations on the Consenting Term Loan Lenders in their capacities as holders of Interests in Parent.

7. Agreements of the Company Parties.

(a)	Covenants. Each of the Company Parties agrees that, for the duration of the Support Period, the Company shall:

(i)

use commercially reasonable efforts to (A) support the Transaction, as contemplated under this Agreement and the Recapitalization Term Sheet, (B) take any and all actions reasonably necessary to implement and consummate the Transaction in a timely manner, and take any and all actions reasonably necessary in furtherance of the Transaction, as contemplated under this Agreement and the Recapitalization Term Sheet, (C) negotiate in good faith and execute and deliver the Definitive Documents, and (D) subject to the terms of the Merger Agreement (in the event that the Transaction is implemented through an Out-of-Court Structure), obtain, file, submit, or register any and all required governmental, regulatory, and third-party approvals that are necessary for the consummation of the Transaction in consultation with the Consenting Term Loan Lenders;

(ii)

subject to Section 31 hereof, not directly or indirectly (A) seek, solicit, support, propose, assist, encourage, vote for, consent to, enter, or participate in any discussion regarding the negotiation or formulation of an Alternative Transaction, (B) publicly announce its intention not to pursue the Transaction, or (C) object to, impede, delay, or take any other action that is inconsistent with, or that would reasonably be expected to prevent, interfere with, or impede or delay, the implementation or consummation of the Transaction; provided, that for so long as the Merger Agreement is in full force and effect, nothing in this clause (ii) shall prohibit any Company Party from taking any of the actions expressly permitted by Section 6.2 of the Merger Agreement;

(iii)

not execute any Definitive Document that is materially inconsistent with the terms of this Agreement unless such inconsistency has been approved in writing by the Requisite Consenting Term Loan Lenders (including by virtue of the execution of the same);

(iv)

not amend, waive, or modify any Definitive Document or any provision thereof in any manner that is materially inconsistent with the terms of this Agreement unless such amendment, waiver, or modification has been approved in writing by the Requisite Consenting Term Loan Lenders (including by virtue of the execution of the same Definitive Document);

(v)

not file any Definitive Document, motion, or pleading with the Bankruptcy Court (in the event that the Transaction is implemented through a Chapter 11 Structure) or any other court (including any modifications or amendments thereof) that is materially inconsistent with this Agreement or is otherwise not in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders;

(vi)

following the termination of the Merger Agreement, comply with the covenants contained in Section 6.1 of the Merger Agreement (in each case, subject to the requirements, qualifications and limitations set forth therein or in the corresponding section of the Company Disclosure Letter), which shall be deemed incorporated herein by reference and shall survive any termination of the Merger Agreement for the duration of the Support Period, unless such compliance is waived by the Requisite Consenting Term Loan Lenders in their sole discretion;

(vii)

not agree to or permit any termination, material amendment, replacement or other material modification of or supplement to, or waive any of its rights under the TPG Voting Agreement, and take all practically available action to enforce all of its rights under the TPG Voting Agreement;

(viii)

in the event that the Transaction is implemented through a Chapter 11 Structure, (A) consult with the Consenting Term Loan Lenders as to the tax structure to be implemented with respect to the Transaction and (B) implement a tax structure for the Transaction that is tax efficient for the Consenting Term Loan Lenders and the Company;

(ix)

as reasonably requested, confer with, and provide timely responses to all reasonable diligence requests sent to any of the Company Parties by the Consenting Term Loan Lenders or their respective representatives that are subject to confidentiality obligations with respect to the Company on a continuing and rolling basis during the Support Period, including with respect to (A) updates regarding the material business and financial performance of any of the Company Parties, including with respect to customer discussions and liquidity, (B) the status of obtaining any necessary or desirable authorizations from any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body, exchange, or other third party, and (C) the general status and progress of the Transaction, including progress in relation to the documentation and negotiations of the Definitive Documents; provided, however, that (1) such requests shall be directed solely to the Company’s counsel, investment banker, or financial advisor, including the Company’s chief transformation officer, and (2) such requests shall be subject to applicable confidentiality obligations with respect to the Company;

(x)	maintain good standing and legal existence under the laws of the state or other jurisdiction in which each Company Party is incorporated, organized, or formed;

(xi)

promptly provide written notice to the Consenting Parties and the Consenting Party Advisors of (A) any event or circumstance that has occurred or has failed to occur, or is reasonably likely to occur or fail to occur, of which the Company has actual knowledge, that would be reasonably likely to cause any condition precedent contained in this Agreement or any Definitive Document reasonably likely not to occur or become impossible to satisfy, (B) any event or circumstance that has occurred, or that is reasonably likely to occur, that would permit any Party to terminate, or that would result in the termination of, this Agreement, (C) any matter or circumstance that is, or is reasonably likely to be, a material impediment to the implementation or consummation of the Transaction, (D) a breach of this Agreement by any Party, (E) any representation or statement made by a Company Party under this Agreement having been, or proving to have been, incorrect or misleading in any material respect when made, (F) the receipt of any written notice from any governmental authority or third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Transaction, or (G) receipt of any written notice of any proceeding commenced or, to the actual knowledge of the Company, threatened against the Company relating to or involving or otherwise affecting in any material respect the transactions contemplated by this Agreement or the Transaction, including any Restructuring Proceeding other than the Chapter 11 Cases;

(xii)

promptly notify the Consenting Parties and the Consenting Party Advisors in writing following the receipt of notice of any material governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened);

(xiii)

subject to Section 31 hereof, (A) not object to, delay, impede, or take any other action that is intended to interfere with the implementation or consummation of the Transaction and (B) use commercially reasonable efforts to actively and timely oppose and object to the efforts of any person seeking in any manner to object to, delay, impede, or take any other action to interfere with the implementation or consummation of the Transaction (including, if applicable, the Debtors’ timely filing of objections or written responses in any of the Chapter 11 Cases if the Transaction is implemented through a Chapter 11 Structure); provided, that for so long as the Merger Agreement is in full force and effect, nothing in this clause (xii) shall prohibit any Company Party from taking any of the actions expressly permitted by Section 6.2 of the Merger Agreement;

(xiv)

in the event that the Transaction is implemented through a Chapter 11 Structure, reasonably consult with and obtain the reasonable consent of the Requisite Consenting Term Loan Lenders regarding which Company Parties will be Debtors;

(xv)

in the event that the Transaction is implemented through a Chapter 11 Structure, provide draft copies of all Chapter 11 Pleadings that the Debtors intend to file with the Bankruptcy Court to Consenting Term Loan Lender Counsel as soon as reasonably practicable but in any event at least two calendar days prior to the date when the Debtors intend to file any such pleading or other document (provided that if delivery of such motions, orders, or materials at least two days in advance is not reasonably practicable prior to filing, such motion, order, or material shall be delivered as soon as reasonably practicable prior to filing), and shall consult in good faith with the Consenting Term Loan Lenders and Consenting Term Loan Lender Counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court;

(xvi)

to the extent any legal, structural or other impediment arises that would prevent, hinder, or delay the consummation of the Transaction, use commercially reasonable efforts to take actions reasonably necessary to address any such impediment with the reasonable consent of the Requisite Consenting Term Loan Lenders, including negotiating in good faith appropriate additional or alternative provisions to address any such impediment;

(xvii)

in the event that the Transaction is implemented through a Chapter 11 Structure, not enter into any agreement with respect to, or take any action in support of, postpetition financing that is inconsistent with this Agreement absent the consent of the Requisite Consenting Term Loan Lenders;

(xviii)

in the event that the Transaction is implemented through a Chapter 11 Structure, support, defend, and seek Bankruptcy Court approval of the DIP Financing, including by responding to any objections received (formal or informal) that contest such relief;

(xix)

in the event that the Transaction is implemented through a Chapter 11 Structure, subject to professional responsibilities, timely file with the Bankruptcy Court a written objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) modifying or terminating the Company’s exclusive right to file or solicit acceptances of a plan of reorganization;

(xx)

not file any motion, application, or adversary proceeding or otherwise take any action (or support any such motion, application, or adversary proceeding filed or commenced, or any such action taken, by any third party) challenging the validity, enforceability, extent, or priority of, or seeking avoidance or subordination of, any portion of the Claims arising under the Existing Credit Agreement, including the Term Loan Obligations and any other Claims arising under the Existing Credit Agreement, or any lien or security interest relating thereto; and

(xxi)

pay in cash all reasonable and documented fees and expenses of the respective Consenting Term Loan Lender Advisors in accordance with the fee arrangements or agreements between the Company and the respective Consenting Term Loan Lender Advisors (or as otherwise required under the Existing Credit Agreement); provided, that, if the Transaction is implemented through a Chapter 11 Structure, the Company shall pay in cash (A) immediately prior to the Petition Date, all such reasonable and documented fees and expenses of the respective Consenting Term Loan Lender Advisors accrued prior to the Petition Date for which invoices or receipts are furnished by the respective Consenting Term Loan Lender Advisors at least one Business Day prior thereto, (B) after the Petition Date, subject to any applicable orders of the Bankruptcy Court but without the need to file fee or retention applications, all such reasonable and documented fees and expenses incurred by the respective Consenting Term Loan Lender Advisors from time to time prior to (to the extent not previously paid), on, and after the Petition Date, and (C) at the Effective Time, all such reasonable and documented fees and expenses of the respective Consenting Term Loan Lender Advisors incurred and outstanding in connection with the Transaction (including any estimated fees and expenses estimated to be incurred through the Effective Time).

(b)

In the event that the Transaction is implemented through an Out-of-Court Structure, notwithstanding anything to the contrary herein, in the event of any conflict or inconsistency between the provisions of Section 7(a) and the terms of the Merger Agreement, the terms of the Merger Agreement shall govern. Following execution of the Merger Agreement and subject to the foregoing sentence, during the period in which the Merger Agreement remains in full force and effect, the undertakings, representations, commitments, warranties, and covenants of each of the Company Parties set forth herein, including in Section 7(a) shall be in addition to the undertakings, representations, commitments, warranties, and covenants of each of the Company Parties set forth in the Merger Agreement, and termination of the Merger Agreement shall have no effect on the undertakings, representations, commitments, warranties, and covenants of each of the Company Parties set forth herein, including in Section 7(a).

8. Agreements of TPG During TPG Support Period.

(a)	Covenants. TPG agrees that, for the duration of the TPG Support Period, TPG shall:

(i)

in the event that the Transaction is implemented through a Chapter 11 Structure, not object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation, approval of and entry of orders regarding the Definitive Documents (including the DIP Orders and the Disclosure Statement), or the confirmation and consummation of the Plan and the Transaction;

(ii)

negotiate and cooperate in good faith with the other Parties with respect to the pursuit, approval, execution, delivery, implementation, and consummation of the Transaction, negotiate in good faith with the other Parties the form of Definitive Documents not executed or in a form attached to this Agreement as of the Support Effective Date, and execute and deliver the Definitive Documents (when in final form and to the extent it is required to be a party thereto);

(iii)

use commercially reasonable efforts to timely take all actions, to the extent practicable and consistent with the terms of this Agreement, that are reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement,

(iv)

not directly or indirectly, through any Entity, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Transaction or any action or agreement that could reasonably be expected to result in or constitute an Alternative Transaction;

(v)	not object to, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede, the Transaction;

(vi)

to the extent any legal, structural or other impediment arises that would prevent, hinder, or delay the consummation of the Transaction, negotiate in good faith appropriate additional or alternative provisions to address any such impediment; and

(vii)	promptly provide written notice to the Company of a breach of this Agreement by any Party of which TPG has actual knowledge.

(b)

Additional Claims and Interests. During the TPG Support Period, to the extent TPG (i) acquires additional Claims or Interests or (ii) holds or acquires any other claims or interests against the Company entitled to vote on the Plan, TPG shall notify Weil and the Consenting Term Loan Lender Counsel within three (3) Business Days following such transaction. TPG agrees that such additional Claims, Interests, or other claims and interests shall be subject to this Agreement and the Recapitalization Term Sheet.

9. Termination of Agreement.

(a)

This Agreement will automatically terminate upon the Effective Time. This Agreement may be terminated prior to the Effective Time as follows: (i) with respect to all Parties, by the Company Parties at any time after the occurrence of any Company Termination Event (as defined below) other than the occurrence of the Company Termination Event set forth in Sections 9(d)(ii), 9(d)(iii), or 9(d)(iv); (ii) solely with respect to TPG following the TPG Joinder Effective Time, by the Company at any time after the occurrence of the Company Termination Event set forth in Sections 9(d)(ii) , 9(d)(iii), or 9(d)(iv); (iii) solely with respect to TPG following the TPG Joinder Effective Time, by the Requisite Consenting Term Loan Lenders at any time after the occurrence of the Term Loan Lender Termination Events set forth in Sections 9(b)(ii), 9(b)(iii), 9(b)(iv), 9(b)(xvi), or 9(b)(xxi); (iv) with respect to all Parties, by the Requisite Consenting Term Loan Lenders at any time after the occurrence of any Term Loan Lender Termination Event other than the occurrence of the Term Loan Lender Termination Events set forth in Sections 9(b)(ii), 9(b)(iii), 9(b)(iv), 9(b)(xvi), or 9(b)(xxi); and (v) solely with respect to TPG following the TPG Joinder Effective Time, by TPG at any time after the occurrence of any TPG Termination Event (as defined below), in each case, one (1) Business Day following the delivery of written notice to the other Parties, delivered in accordance with Section 25 hereof. No Party may terminate this Agreement based on a Term Loan Lender Termination Event, Company Termination Event, or TPG Termination Event, as applicable, caused by such Party’s breach of this Agreement (unless such breach arises as a result of another Party’s prior breach of this Agreement).

(b)	A “Term Loan Lender Termination Event” shall mean any of the following:

(i)

the breach by any Company Party of any of the undertakings, representations, commitments, warranties, or covenants of the Company set forth herein in any material respect that remains uncured (if capable of being cured) for a period of five (5) Business Days after the receipt by any of the Company Parties of written notice (with email among counsel being sufficient) of such breach by the Requisite Consenting Term Loan Lenders pursuant to this Section 9 and in accordance with Section 25 (as applicable);

(ii)

in each case during the TPG Support Period, the breach by TPG of any of its undertakings, representations, commitments, warranties, or covenants set forth herein in any material respect that remains uncured (if capable of being cured) for a period of five (5) Business Days after the receipt by TPG of written notice (with email among counsel being sufficient) of such breach by the Requisite Consenting Term Loan Lenders pursuant to this Section 9 and in accordance with Section 25 (as applicable);

(iii)

in each case during the TPG Support Period, TPG Transfers, directly or indirectly, in whole or in part, any of its Claims or Interests (including the Owned Shares) or any option thereon or any right or interest therein or any other claims against or interests in the Company (including by granting any proxies or powers of attorney, depositing any Claims or Interests into a voting trust, or entering into a voting agreement with respect to any such Claims or Interests other than the TPG Voting Agreement) in each case other than with respect to a Permitted TPG Transfer;

(iv)

in each case during the TPG Support Period, TPG fails to maintain sole voting and dispositive power over its Claims and Interests, including the Owned Shares, other than any Claims or Interests transferred after the TPG Joinder Effective Time pursuant to a Permitted TPG Transfer;

(v)

the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of, or prohibiting the Company from implementing, a material portion of the Transaction, and such ruling, judgment, or order has not been stayed, reversed, or vacated within fifteen days after such issuance;

(vi)	any Company Party delivers a Fiduciary Out Notice (as defined herein) to the Consenting Term Loan Lenders or Consenting Term Loan Lender Counsel;

(vii)	any Company Party enters into a definitive agreement with respect to an Alternative Transaction or publicly announces its intention to pursue an Alternative Transaction;

(viii)

any Company Party executes a Definitive Document that is materially inconsistent with the terms of this Agreement unless (A) such inconsistency has been approved in writing by the Requisite Consenting Term Loan Lenders (including by the execution of such Definitive Document by such Requisite Consenting Term Loan Lenders or Parent) or (B) such Definitive Document is annulled, deemed invalid, or otherwise modified such that it is consistent with the terms of this Agreement within five (5) Business Days from its purported effectiveness;

(ix)

any Definitive Document is amended, waived, or modified in any manner that is inconsistent with the terms of this Agreement unless (A) such amendment, waiver, or modification has been approved in writing by the Requisite Consenting Term Loan Lenders (including by the execution of such Definitive Document by such Requisite Consenting Term Loan Lenders or Parent) or (B) such amendment, waiver, or modification is annulled, deemed invalid, or otherwise modified such that it is consistent with the terms of this Agreement within five (5) Business Days from its purported effectiveness;

(x)

any Company Party (A) publicly revokes its support for the Transaction; provided, that any of the actions expressly permitted by Section 6.2 of the Merger Agreement, or, any termination of the Merger Agreement in accordance with its terms shall not be deemed to be a public revocation of support for the Transaction (other than a Change in Recommendation (as defined in the Merger Agreement)) or (B) withdraws the Plan (in the event that the Transaction is implemented through a Chapter 11 Structure), in each case without the prior written consent of the Requisite Consenting Term Loan Lenders;

(xi)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court (A) enters an order denying confirmation of the Plan, (B) enters (1) an order confirming the Plan, (2) an order approving the DIP Financing, or (3) an order approving the Disclosure Statement, in each case in a form not acceptable to the Requisite Consenting Term Loan Lenders, or (C) after entry of the Confirmation Order, enters an order vacating the Plan or Confirmation Order, or modifying or otherwise amending the Plan or Confirmation Order in a manner not acceptable to the Requisite Consenting Term Loan Lenders;

(xii)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file or solicit acceptances of a chapter 11 plan;

(xiii)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order sua sponte or grants relief in favor of, or, subject to any professional responsibilities, the Debtors fail to timely file a formal objection to, any motion, pleading, application, adversary proceeding or cause of action filed with the Bankruptcy Court by a third party seeking the entry of an order, or any Company Party files a motion, pleading, application, adversary proceeding or cause of action with the Bankruptcy Court seeking the entry of an order (A) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B)

dismissing any of the Chapter 11 Cases, (C) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (D) authorizing the rejection of this Agreement, or (E) for relief that (y) is materially inconsistent with this Agreement, the Definitive Documents or the Transaction and such materially inconsistent relief is not dismissed, vacated, or modified to be materially consistent with this Agreement, the Definitive Documents and the Transaction within five (5) Business Days following written notice thereof to the Company Parties by the Requisite Consenting Term Loan Lenders or (z) would or would reasonably be expected to frustrate the purposes of this Agreement or any Definitive Document, including by preventing consummation of the Transaction;

(xiv)

in the event that the Transaction is implemented through a Chapter 11 Structure, the occurrence of an “Event of Default” under and as defined in the DIP Orders or the Definitive Documents governing the DIP Financing, if applicable, in each case that has not been waived or timely cured in accordance therewith;

(xv)

in the event that the Transaction is implemented through a Chapter 11 Structure, (A) a Company Party files a motion or application seeking an order (without the prior written consent of the Requisite Consenting Term Loan Lenders) vacating or modifying either of the DIP Orders, (B) either of the DIP Orders is reversed, stayed, dismissed, vacated, reconsidered, modified or amended in a manner that is materially inconsistent with the terms of this Agreement without the consent of the Requisite Consenting Term Loan Lenders, (C) a motion for reconsideration, reargument, or rehearing with respect to either of the DIP Orders has been filed and the Company Parties have failed (subject to any professional responsibilities) to timely object to such motion, or (D) the Bankruptcy Court enters any order authorizing the Debtors’ entry into postpetition financing that is inconsistent with this Agreement absent the consent of the Requisite Consenting Term Loan Lenders;

(xvi)

in the event that the Transaction is implemented through a Chapter 11 Structure, in each case during the TPG Support Period, TPG files any motion or pleading with the Bankruptcy Court that is inconsistent with this Agreement and such motion has not been withdrawn or amended within five (5) Business Days of receipt by TPG of written notice from the Requisite Consenting Term Loan Lenders that such motion or pleading is inconsistent with this Agreement;

(xvii)	if any court of competent jurisdiction has entered a final, non-appealable judgement or order declaring this Agreement to be unenforceable;

(xviii)

in the event that the Transaction is implemented through a Chapter 11 Structure, the failure to meet a Chapter 11 Milestone that has not been waived or extended in a manner consistent with this Agreement;

(xix)

if, as of 11:59 p.m. prevailing Eastern Time on the date that is 120 calendar days after the Petition Date in the event of prepackaged Chapter 11 Cases or 150 calendar days after the Petition Date in the event of prearranged Chapter 11 Cases, the Effective Time has not occurred, unless such deadline is waived or extended by the Requisite Consenting Term Loan Lenders in their sole discretion (the “Outside Date”);

(xx)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order granting relief terminating, annulling, or modifying the automatic stay imposed by section 362 of the Bankruptcy Code with regard to any material asset of the Company or that would materially and adversely affect the Company’s ability to operate the Company’s businesses in the ordinary course or to consummate the Transaction;

(xxi)

in each case during the TPG Support Period, TPG files a motion, application, or adversary proceeding or otherwise takes any action (or TPG supports any such motion, application, or adversary proceeding filed or commenced, or any such action taken, by any third party) challenging the validity, enforceability, extent, or priority of, or seeking avoidance or subordination of, any portion of the Claims arising under the Existing Credit Agreement, including the Term Loan Obligations and any other Claims arising under the Existing Credit Agreement, or any lien or security interest relating thereto;

(xxii)

if any of the Company Parties fail to pay the reasonable and documented fees and expenses of the Consenting Term Loan Lender Advisors in accordance with Section 7(a)(xxi), and such failure remains uncured for a period of five (5) Business Days after the receipt by any of the Company Parties of written notice (with email among counsel being sufficient) of such failure;

(xxiii)

if any Company Party (A) voluntarily commences any Restructuring Proceeding, in each case other than the Chapter 11 Cases, with respect to any Company Party or for a substantial part of any Company Party’s assets, except as contemplated by this Agreement, (B) consents to the institution of, or, subject to any professional responsibilities, fails to contest in a timely manner, any involuntary proceeding or petition described in the preceding clause (A), or (C) makes a general assignment or arrangement for the benefit of creditors;

(xxiv)

if the Company has not received duly executed copies of the Subject Contracts in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders within seven (7) calendar days of the Support Effective Date or if any such duly executed Subject Contract is thereafter modified, amended, supplemented, or terminated in a manner not approved by the Requisite Consenting Term Loan Lenders;

(xxv)

the termination of the Merger Agreement in accordance with the terms thereof, other than any termination pursuant to Sections 8.1, 8.2(a), 8.2(b), 8.3(a), 8.4(d), 8.4(f), 8.4(g), or 8.4(h) thereof; and

(xxvi)	the termination of this Agreement by any of the Company Parties or, following the TPG Joinder Effective Time, TPG.

(c)	A “TPG Termination Event” shall mean any of the following, in each case occurring after the TPG Joinder Effective Time:

(i)

the breach by any Company Party of any of the undertakings, representations, commitments, warranties, or covenants of the Company set forth herein in any material respect that adversely impacts TPG and that remains uncured (if capable of being cured) for a period of five (5) Business Days after the receipt by any of the Company Parties of written notice (with email among counsel being sufficient) of such breach by TPG pursuant to this Section 9 and in accordance with Section 25 (as applicable);

(ii)

the breach by any Consenting Term Loan Lender of any of its undertakings, representations, commitments, warranties, or covenants of the Consenting Term Loan Lenders set forth herein in any material respect that adversely impacts TPG and that remains uncured (if capable of being cured) for a period of five (5) Business Days after the receipt by the Consenting Term Loan Lenders or Consenting Term Loan Lender Counsel of written notice (with email among counsel being sufficient) of such breach by TPG pursuant to this Section 9 and in accordance with Section 25 (as applicable); provided, however, that so long as the non-breaching Consenting Term Loan Lenders continue to hold or control at least two-thirds of then outstanding principal amount of the Term Loan Obligations, such termination shall not be effective;

(iii)	any Company Party delivers a Fiduciary Out Notice to TPG or TPG Counsel;

(iv)	any Company Party enters into a definitive agreement with respect to an Alternative Transaction or publicly announces its intention to pursue an Alternative Transaction;

(v)

any Company Party executes a Definitive Document with a provision over which TPG has consent rights that is materially inconsistent with the terms of this Agreement unless (A) such inconsistency has been approved in writing by TPG (including by the execution of such Definitive Document by TPG) or (B) such Definitive Document is annulled, deemed invalid, or otherwise modified such that it is consistent with the terms of this Agreement within five (5) Business Days from its purported effectiveness;

(vi)

any provision of a Definitive Document over which TPG has consent rights is amended, waived, or modified in any manner that is inconsistent with the terms of this Agreement unless (A) such amendment, waiver, or modification has been approved in writing by TPG (including by the execution of such Definitive Document by TPG) or (B) such amendment, waiver, or modification is annulled, deemed invalid, or otherwise modified such that it is consistent with the terms of this Agreement within five (5) Business Days from its purported effectiveness;

(vii)

any Company Party (A) publicly revokes its support for the Transaction, or (B) withdraws the Plan (in the event that the Transaction is implemented through a Chapter 11 Structure), in each case without the prior written consent of TPG;

(viii)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court (A) enters an order denying confirmation of the Plan, (B) enters an order confirming the Plan that does not provide for the In-Court Preferred Shareholder Equity Distribution in accordance with the Recapitalization Term Sheet, or (C) after entry of the Confirmation Order, enters an order vacating the Plan or Confirmation Order, or modifying or otherwise amending the Plan or Confirmation Order in a manner that does not provide for the In-Court Preferred Shareholder Equity Distribution in accordance with the Recapitalization Term Sheet, in each case solely to the extent of its consent rights set forth in Section 5(b) hereof;

(ix)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file or solicit acceptances of a chapter 11 plan;

(x)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order sua sponte or grants relief in favor of, or, subject to any professional responsibilities, the Debtors fail to timely file a formal objection to, any motion, pleading, application, adversary proceeding or cause of action filed with the Bankruptcy Court by a third party seeking the entry of an order, or any Company Party files a motion, pleading, application, adversary proceeding or cause of action with the Bankruptcy Court seeking the entry of an order (A) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing any of the Chapter 11 Cases, (C) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (D) authorizing the rejection of this Agreement, or (E) for relief that (y) is materially inconsistent with this Agreement, the Definitive Documents or the Transaction and such materially inconsistent relief is not dismissed, vacated, or modified to be materially consistent with this Agreement, the Definitive Documents and the Transaction within five (5) Business Days following written notice thereof to the Company Parties by TPG or (z) would or would reasonably be expected to frustrate the purposes of this Agreement or any Definitive Document, including by preventing consummation of the Transaction;

(xi)

if any of the Company Parties fail to pay the reasonable and documented fees and expenses of TPG Counsel in accordance with the Recapitalization Term Sheet and such failure remains uncured for a period of five (5) Business Days after the receipt by any of the Company Parties of written notice (with email among counsel being sufficient) of such failure;

(xii)	if any court of competent jurisdiction has entered a final, non-appealable judgement or order declaring this Agreement to be unenforceable;

(xiii)	the occurrence of the Outside Date;

(xiv)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order granting relief terminating, annulling, or modifying the automatic stay imposed by section 362 of the Bankruptcy Code with regard to any material asset of the Company or that would materially and adversely affect the Company’s ability to operate the Company’s businesses in the ordinary course or to consummate the Transaction;

(xv)

if any Company Party (A) voluntarily commences any Restructuring Proceeding, in each case other than the Chapter 11 Cases, with respect to any Company Party or for a substantial part of any Company Party’s assets, except as contemplated by this Agreement, (B) consents to the institution of, or, subject to any professional responsibilities, fails to contest in a timely manner, any involuntary proceeding or petition described in the preceding clause (A), or (C) makes a general assignment or arrangement for the benefit of creditors; and

(xvi)	the termination of this Agreement by the Requisite Consenting Term Loan Lenders or any of the Company Parties.

(d)	A “Company Termination Event” shall mean any of the following:

(i)

the breach by one or more of the Consenting Term Loan Lenders of any of the undertakings, representations, warranties, or covenants of the Consenting Term Loan Lenders set forth herein in any material respect that remains uncured for a period of five (5) Business Days after the receipt of written notice of such breach pursuant to this Section 9 and in accordance with Section 25 hereof (as applicable) provided, however, that so long as the non-breaching Consenting Term Loan Lenders continue to hold or control at least a two-thirds of the then outstanding principal amount of the Term Loan Obligations, such termination shall be effective only with respect to such breaching Consenting Term Loan Lender;

(ii)

in each case during the TPG Support Period, the breach by TPG of any of its undertakings, representations, warranties, or covenants set forth herein in any material respect that remains uncured for a period of five (5) Business Days after the receipt of written notice of such breach pursuant to this Section 9 and in accordance with Section 25 hereof (as applicable);

(iii)

in each case during the TPG Support Period, TPG Transfers, directly or indirectly, in whole or in part, any of its Claims or Interests (including the Owned Shares) or any option thereon or any right or interest therein or any other claims against or interests in the Company (including by granting any proxies or powers of attorney, depositing any Claims or Interests into a voting trust, or entering into a voting agreement with respect to any such Claims or Interests other than the TPG Voting Agreement) in each case other than with respect to a Permitted TPG Transfer;

(iv)

in each case during the TPG Support Period, TPG fails to maintain sole voting and dispositive power over its Claims and Interests, including the Owned Shares, other than any Claims or Interests transferred after the TPG Joinder Effective Time pursuant to a Permitted TPG Transfer;

(v)	any Company Party delivers a Fiduciary Out Notice to the Consenting Term Loan Lenders;

(vi)

the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of, or prohibiting the Company from implementing, a material portion of the Transaction, and such ruling, judgment, or order has not been stayed, reversed, or vacated within fifteen days after such issuance;

(vii)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order sua sponte or grants relief in favor of, notwithstanding, subject to any professional responsibilities, the Debtors’ good faith efforts to timely file a formal objection to, any motion, pleading, application, adversary proceeding or cause of action filed with the Bankruptcy Court by a third party seeking the entry of an order (A) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing any of the Chapter 11 Cases, or (C) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases;

(viii)

in the event that the Transaction is implemented through a Chapter 11 Structure, if Superior shall not have obtained a firm commitment for DIP Financing and the consensual use of cash collateral, as applicable, in form and substance reasonably satisfactory to Superior and acceptable to the Requisite Consenting Term Loan Lenders prior to the Petition Date;

(ix)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court (A) enters an order denying confirmation of the Plan or (B) after entry of the Confirmation Order, enters an order vacating the Plan or Confirmation Order, or modifying or otherwise amending the Plan or Confirmation Order in a manner materially inconsistent with this Agreement, the Plan, or any other Definitive Documents then in effect;

(x)

in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file or solicit acceptances of a chapter 11 plan notwithstanding the Debtors’ good faith efforts to object to and defend against such termination and to timely seek extensions of such periods of exclusivity; and

(xi)	the occurrence of the Outside Date.

(e)	Mutual Termination. This Agreement may be terminated at any time by the mutual written agreement of Superior and the Requisite Consenting Parties.

(f)	Effect of Termination.

(i)

The date on which termination of this Agreement is effective as to a Party (a “Terminated Party”) in accordance with this Section 9 shall be referred to as the “Termination Date,” and the provisions of this Agreement shall terminate on the Termination Date with respect to such Terminated Party, except as otherwise provided in Section 17 hereof.

(ii)

Subject to the provisions contained in Section 9(a) and Section 17 hereof, upon the Termination Date, this Agreement shall forthwith become null and void and of no further force or effect with respect to a Terminated Party and each such Terminated Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law; provided, however, that in no event shall any such termination relieve a Terminated Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

(g)

Limited Waiver of Automatic Stay. Each Company Party acknowledges and agrees and shall not dispute that after the commencement of Chapter 11 Cases, if applicable, the giving of notice of termination of this Agreement by any Party solely in accordance with the terms of this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and each Company Party hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice, and if this Agreement is terminated as to a Consenting Term Loan Lender in accordance with Section 9, such Consenting Term Loan Lender’s vote or release described in Section 6(a)(i) of this Agreement may be revoked (and, upon such revocation, deemed void ab initio) notwithstanding the automatic stay or passage of the Voting Deadline); provided, however, that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination was not proper under the terms of this Agreement.

10. Definitive Documents; Good Faith Cooperation; Further Assurances.

Without limiting the respective obligations of each Party in Section 6, Section 7, and Section 8, each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to the pursuit, approval, negotiation, execution, delivery, implementation, and consummation of the Transaction, as well as the negotiation, drafting, execution, and delivery of the Definitive Documents, which shall be subject to the applicable consent rights set forth in Section 5. Furthermore, and without limiting the respective obligations of each Party in Section 6, Section 7, and Section 8, subject to the terms hereof, each of the Parties shall (a) take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings, and (b) refrain from taking any action that would frustrate the purpose and intent of this Agreement.

11. Representations and Warranties.

(a)

Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct, and complete as of the Support Effective Date (or, with respect to TPG, as of the TPG Joinder Effective Time or as of the date a Consenting Term Loan Lender becomes a Party to this Agreement by executing and delivering a Joinder Agreement):

(i)

such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)

the execution and delivery by such Party of this Agreement does not and will not (A) violate any material provision of law, rule, or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party except, in the case of the Debtors, for the filing of the Chapter 11 Cases;

(iii)

the execution and delivery by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except (A) such filings as may be necessary and/or required by the SEC or other securities regulatory authorities under applicable securities laws and (B) if the Transaction is implemented through a Chapter 11 Structure, such filings as may be necessary and/or required by the Bankruptcy Court to consummate the Transaction, and all necessary approvals thereof, under the Bankruptcy Code; and

(iv)

this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b)

Representations and Warranties of Consenting Term Loan Lenders. Each Consenting Term Loan Lender severally (and not jointly) represents and warrants to the other Parties that, as of the Support Effective Date (or such later date on which a Consenting Term Loan Lender becomes a Party to this Agreement by executing and delivering a Joinder Agreement), such Consenting Term Loan Lender (i) is the beneficial owner of the aggregate principal amount of Term Loan Obligations set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Term Loan Lender that becomes a party hereto after the date hereof), free and clear of any restrictions on transfer, liens or options, warrants, purchase rights, contracts, commitments, claims, demands, and other encumbrances created by it and does not own any other Claims or Interests or (ii) has, with respect to the beneficial owners of such Term Loan Obligations (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such Term Loan Obligations or to exchange, assign, and transfer such Term Loan Obligations, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

(c)	Representations and Warranties of Each of the Company Parties. Each Company Party represents and warrants to the other Parties as of the Support Effective Date:

(i)	there is no pending or undisclosed agreement, understanding, negotiation, or discussion (in each case, whether oral or written) with respect to any Alternative Transaction; and

(ii)

the aggregate principal amount of outstanding indebtedness (excluding any fees, costs, expenses and indemnities that may be owed by the applicable obligors) on account of the Term Loan Obligations is at least $537,316,165.

(d) Representations and Warranties of TPG. As of the TPG Joinder Effective Time, TPG represents and warrants to the other Parties that TPG (i) is the beneficial owner of the Claims and Interests, including the number of shares of Existing Preferred Equity, set forth below its name on the signature page to the TPG Joinder (the “Owned Shares”), free and clear of any restrictions on transfer, liens or options, warrants, purchase rights, contracts, commitments, claims, demands, and other encumbrances created by it and does not own any other Claims or Interests or (ii) has, with respect to the beneficial owners of such Existing Preferred Equity, (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such Existing Preferred Equity or to exchange, assign, and transfer such Existing Preferred Equity, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

12. Disclosure; Publicity. The Company and the Consenting Term Loan Lenders shall consult with each other prior to issuing or making, and provide each other the opportunity to review and comment on, any press releases or other public announcements with respect to the Transaction and the other transactions contemplated by this Agreement, except (a) as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or the New York Stock Exchange, (b) any consultation that would not be reasonably practicable as a result of requirements of applicable law, (c) any press release or public statement that in the good faith judgment of the applicable party is consistent with prior press releases issued or public statements made in compliance with this Section 12 or (d) with respect to any Change in Recommendation (as defined in the Merger Agreement) made in accordance with the Merger Agreement or Parent’s response thereto. The parties hereto agree that (x) the initial press release to be issued with respect to the Transaction and the other transactions contemplated hereby following execution of this Agreement and (y) any press release or public announcement related to any transition or employee matters in connection with consummation of the Transaction, in each case, shall be in the form reasonably agreed to by Superior and the Requisite Consenting Term Loan Lenders. Except as required by applicable law, and notwithstanding any provision of any other agreement between a Company Party and a Consenting Party to the contrary, no Party or its advisors shall disclose to any Entity (including, for the avoidance of doubt, any other Consenting Party), other than advisors to the Company and the Consenting Party Advisors, the principal amount or percentage of any Term Loan Obligations or other Claims against, or Interests in, the Company held by any Consenting Party without such Consenting Party’s prior written consent; provided, however, that (a) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall, to the extent permitted by law, afford the relevant Consenting Party a reasonable opportunity to review and comment in advance of such disclosure and shall take commercially reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant Consenting Party), (b) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Term Loan Obligations or Existing Preferred Equity, as applicable, collectively held by the Consenting Parties, and (c) nothing in this Agreement prohibits or restricts any Party from reporting possible violations of federal, state, or local law or regulation to, or discussing any such possible violations with, any governmental agency or entity or self-regulatory organization, including by initiating communications directly with, responding to any inquiry from, or providing testimony before any federal, state, or local regulatory authority or agency or self-regulatory organization, including without limitation the SEC, the Commodities Futures Trading Commission, the Financial Industry Regulatory Authority, and the Occupational Safety and Health Administration, recovering an award provided in connection with the provision of such information, or making any other disclosures that are protected by the whistleblower provisions of any federal, state, or local law or regulation. Notwithstanding the provisions in this Section 12, any Party may disclose, to the extent consented to in writing by a Consenting Party, such Consenting Party’s individual holdings.

13. Amendments and Waivers.

(a)

Other than as set forth in Section 13(b), this Agreement, including the Exhibits and Schedules, may not be waived, modified, amended, or supplemented except with the written consent of the Company and the Requisite Consenting Term Loan Lenders.

(b)	Notwithstanding Section 13(a):

(i)	any waiver, modification, amendment, or supplement to this Section 13 shall require the written consent of each Party;

(ii)	any modification, amendment, or change to the definition of “Requisite Consenting Term Loan Lenders” shall additionally require the written consent of each Consenting Term Loan Lender;

(iii)

in each case during the TPG Support Period, any waiver, modification, amendment, or supplement to the terms of this Agreement that has a material, disproportionate (as compared to the other Parties), and adverse effect on the rights (including, without limitation, consent rights) or obligations of TPG, including, for the avoidance of doubt, any such waiver, modification, amendment, or supplement effected prior to the TPG Joinder Effective Time, shall additionally require the prior written consent of TPG; provided, that any such waiver, modification, amendment, or supplement effected prior to the TPG Joinder Effective Time shall be deemed void ab initio during the TPG Support Period prior to TPG’s written consent to such waiver, modification, amendment, or supplement; and

(iv)

in each case during the TPG Support Period, any waiver, modification, amendment, or supplement to the terms of this Agreement directly affecting the Out-of-Court Preferred Shareholder Equity Distribution or the In-Court Preferred Shareholder Equity Distribution including, for the avoidance of doubt, any such waiver, modification, amendment, or supplement effected prior to the TPG Joinder Effective Time, shall additionally require the prior written consent of TPG; provided, that any such waiver, modification, amendment, or supplement effected prior to the TPG Joinder Effective Time shall be deemed void ab initio during the TPG Support Period prior to TPG’s written consent to such waiver, modification, amendment, or supplement.

14. Effectiveness. This Agreement shall become effective and binding upon each Party on the Support Effective Date; provided, that, in accordance with Section 3 hereof, this Agreement shall become effective as to and binding upon TPG solely upon and after the TPG Joinder Effective Time. Signature pages to this Agreement executed by Consenting Term Loan Lenders shall be delivered to (a) other Consenting Term Loan Lenders in a redacted form that removes such Consenting Term Loan Lenders’ holdings of the Term Loan Obligations and (b) the Company, Weil, Consenting Term Loan Lender Counsel, and, solely after the TPG Joinder Effective Time, TPG Counsel in an unredacted form (to be held by Weil, Consenting Term Loan Lender Counsel, and TPG Counsel on a professionals’ eyes only-basis).

15. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a)

THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

(b)

Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit, arbitration or proceeding by or before any Governmental Entity (as defined in the Merger Agreement) (each, an “Action”) relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 25. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 25 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, during the pendency of any of the Chapter 11 Cases, all proceedings contemplated by this Section 15(b) shall be brought in the Bankruptcy Court.

(c)

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR

THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE COMPANY AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THE TRANSACTIONS OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16. Specific Performance/Remedies. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Each Party also agrees that it will not seek, and will waive any requirement for, the securing or posting of a bond in connection with any Party seeking or obtaining such relief.

17. Survival. Notwithstanding the termination of this Agreement pursuant to Section 9 hereof, the acknowledgements, agreements and obligations of the Parties in this Section 17 and Sections 7(a)(xxi), 7 (for purposes of enforcement of obligations accrued through the Termination Date), 12, 14, 15, 16, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, and 30 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

18. Headings. The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

19. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 19 shall be deemed to permit Transfers of the Claims arising under the Existing Credit Agreement or Interests other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Except as expressly provided for herein, the agreements, representations, warranties, and obligations of the Parties are, in all respects, ratable and several and neither joint nor joint and several.

20. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and no other Person shall be a third-party beneficiary hereof.

21. Prior Negotiations; Entire Agreement. This Agreement, including the Exhibits and Schedules, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior agreements (oral or written), negotiations, and documents between and among the Parties (and their respective advisors) with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and each Consenting Party shall continue in full force and effect.

22. Relationship Among Parties. Notwithstanding anything herein to the contrary, (a) the duties and obligations of the Consenting Parties under this Agreement shall be several, not joint and several, (b) no Party shall have any responsibility by virtue of this Agreement for any trading by any other Person, and (c) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement.

23. Relationship Among Consenting Parties. Notwithstanding anything herein to the contrary, each Consenting Party hereby agrees and acknowledges that (a) this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company and the Consenting Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act, (b) none of the Consenting Parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Company or any of the Company’s other lenders, Term Loan Lenders, Revolving Lenders, equityholders, or stakeholders, including as a result of this Agreement or the transactions contemplated herein, and (c) no action taken by any Consenting Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Consenting Parties that the Consenting Parties are in any way acting in concert or as a “group.”

24. Counterparts. This Agreement may be executed in several counterparts and by way of electronic signature, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement and executed counterpart signature pages hereto may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile, or other electronic imaging means, which shall be deemed to be an original for the purposes of this Agreement.

25. Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, courier, or by registered or certified mail (return receipt requested) to the following addresses:

(1)If to Superior, to:
26600 Telegraph Road, Suite 400 Southfield, Michigan 48033, USA Attention: David Sherbin, Sr. VP & General Counsel [redacted]
With a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Gary Holtzer, Esq. (Gary.Holtz er@weil.com) Garrett Fail, Esq. (Garrett.Fail@weil.com) Lauren Tauro, Esq. (Lauren.Tauro@weil.com)

(2)If to a Consenting Term Loan Lender, or a transferee thereof, to the addresses set forth below the Consenting Term Loan Lender’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Brian S. Hermann, Esq.

(bhermann@paulweiss.com)

 Jacob A. Adlerstein, Esq.

(jadlerstein@paulweiss.com)

 Kyle R. Satterfield, Esq.

(ksatterfield@paulweiss.com)

(3)In each case during the TPG Support Period, if to TPG, to the addresses set forth below the TPG’s signature to the TPG Joinder with copies to:

Kirkland & Ellis LLP

333 W. Wolf Point Plaza

Chicago, IL 60654

Attention: Chad J. Husnick, P.C.

(chad.husnick@kirkland.com)

 David R. Gremling

(dave.gremling@kirkland.com)

Any notice given by delivery, mail, or courier shall be effective when received. Any notice given by electronic mail shall be effective upon oral, machine, or electronic mail (as applicable) confirmation of transmission.

26. No Solicitation; Representation by Counsel; Adequate Information.

(a)

This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases or solicitation of an offer to buy securities. The acceptances of the Consenting Parties with respect to the Plan will not be solicited until such Consenting Party has received the Disclosure Statement and, as applicable, related ballots and Solicitation Materials. In addition, this Agreement does not constitute an offer to issue or sell securities to any Person or the solicitation of an offer to acquire or buy securities in any jurisdiction where such offer or solicitation would be unlawful.

(b)

Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(c)

Each Consenting Party acknowledges, agrees, and represents to the other Parties that it (i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, (ii) understands that if it is to acquire any securities, as defined in the Securities Act, pursuant to the Transaction, such securities have not been registered under the Securities Act and that such securities are, to the extent not offered, solicited, or acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting Party’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, and (iii) has such knowledge and experience in financial and business matters to evaluate properly the terms and conditions of this Agreement and the Transaction and is capable of evaluating the merits and risks of the securities to be acquired by it (if any) pursuant to the Transaction and understands and is able to bear any economic risks with such investment.

27. Time. In the event that the Transaction is implemented through a Chapter 11 Structure, in computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply. In the event that the Transaction is implemented through an Out-of-Court Structure, in computing any period of time prescribed or allowed by the Merger Agreement, the terms of the Merger Agreement shall apply.

28. No Waiver of Participation and Preservation of Rights. Except as provided in this Agreement, nothing herein is intended to, does, or shall be deemed in any manner to waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its claims and any liens or security interests it may have in any assets of the Company. Without limiting the foregoing sentence in any way, if this Agreement is terminated in accordance with its terms for any reason (other than consummation of the Transaction), the Parties each fully and expressly reserve any and all of their respective rights, remedies, claims, defenses, and interests, in the case of any claim for breach of this Agreement arising prior to termination.

29. Settlement Discussions. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Nothing herein (including Exhibits and Schedules) shall be construed as or be deemed to be evidence of an admission or concession of any kind on the part of any Party of any claim, fault, liability, or damages whatsoever other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign, or domestic, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement.

30. Miscellaneous. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner. Any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section, Exhibit, or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereunder,” “hereby,” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” (d) the word “or” shall not be exclusive and shall be read to mean “and/or,” (e) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if,” (f) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein, (g) the definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term, (h) any contract or law defined or referred to herein or in any agreement or instrument that is referred to herein means such contract or law as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and (i) any reference in this Agreement to “dollars” or “$” shall mean U.S. dollars. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

31. Fiduciary Duty. Nothing in this Agreement shall require any Company Party or any directors, officers, or members of any Company Party, each in their capacity as such, to take any action, or to refrain from taking any action, to the extent that doing so would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law (as reasonably determined by it in good faith after consultation with legal counsel); provided that the Company shall provide written notice (which may be by email) (a “Fiduciary Out Notice”) to Consenting Term Loan Lender Counsel and, during the TPG Support Period, TPG Counsel within forty-eight (48) hours following any such determination; provided, further that the foregoing shall not limit any Party’s right to terminate this Agreement under, and pursuant to, Section 9 of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi Abulaban
Name:	Majdi Abulaban
Title:	President and Chief Executive Officer

SUPERIOR INDUSTRIES INTERNATIONAL ARKANSAS, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President and Secretary

SUPERIOR INDUSTRIES INTERNATIONAL HOLDINGS, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President and Secretary

SUPERIOR INDUSTRIES INTERNATIONAL MICHIGAN, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President and Secretary

[Signature Page to Recapitalization Support Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL ASSET MANAGEMENT, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President and Secretary

SIIP HOLDINGS, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Director

SUPERIOR SHARED SERVICES S de R.L. de C.V.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Board Member

SUPERIOR INDUSTRIES INTERNATIONAL PRODUCTION S.R.L.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Manager One

[Signature Page to Recapitalization Support Agreement]

SUPERIOR INDUSTRIES NORTH AMERICA, S de R.L. de C.V.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Board Member

SUPERIOR INDUSTRIES DE MEXICO, S de R.L. de C.V.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Board Member

SUPERIOR INDUSTRIES TRADING DE MEXICO, S de R.L. de C.V.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Board Member

SUPERIOR INDUSTRIES PRODUCTION (POLAND) Sp. z o.o.

By:	/s/ Michael Dorah
Name:	Michael Dorah
Title:	Member of the Management Board

By:	/s/ Dorota Piwkowska-Szyjka
Name:	Dorota Piwkowska-Szyjka
Title:	Member of the Management Board

[Signature Page to Recapitalization Support Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL NETHERLANDS B.V.

Signed for and on behalf of United International Management, B.V., Managing Director A

By:	/s/ Frederik Bouwman
Name:	Frederik Bouwman
Title:	Proxy holder A

By:	/s/ Hana Balcarova
Name:	Hana Balcarova
Title:	Proxy holder B

Signed for and on behalf of Superior Industries International, Inc., Managing Director B

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and General Corporate Secretary

[Signature Page to Recapitalization Support Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL (DUTCH) B.V.

Signed for and on behalf of United International Management, B.V., Managing Director A

By:	/s/ Frederik Bouwman
Name:	Frederik Bouwman
Title:	Proxy holder A

By:	/s/ Hana Balcarova
Name:	Hana Balcarova
Title:	Proxy holder B

Signed for and on behalf of Superior Industries International, Inc., Managing Director B

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and General Corporate Secretary

SUPERIOR POLAND EUROPE Sp. z o.o.

By:	/s/ Michael Dorah
Name:	Michael Dorah
Title:	Member of the Management Board

By:	/s/ Dorota Piwkowska-Szyjka
Name:	Dorota Piwkowska-Szyjka
Title:	Member of the Management Board

[Signature Page to Recapitalization Support Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL GERMANY GmbH

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Member of the Management Board

SUPERIOR INDUSTRIES EUROPE AG

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Member of the Management Board

SUPERIOR INDUSTRIES AUTOMOTIVE GERMANY GmbH

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Member of the Management Board

SUPERIOR INDUSTRIES LEICHTMETALLRÄDER GERMANY GmbH

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Member of the Management Board

[Signature Page to Recapitalization Support Agreement]

CONSENTING LENDER

ARINI CAPITAL MANAGEMENT LIMITED, on behalf of the funds and affiliates that it owns or manages listed on Schedule 1 hereto.

By:	/s/ Rola Hage Ali
Name:	Rola Hage Ali
Title:	Director

Notice Address:

[redacted]

Fax:
Attention:
Email: [redacted]

[Signature Page to Recapitalization Support Agreement]

Schedule 1

[redacted]

CONSENTING LENDER

Blue Torch Credit Opportunities Fund III LP, Blue Torch Credit Opportunities GP III LLC, Blue Torch Credit Opportunities SBAF Fund LP, Blue Torch Credit Opportunities SBAF GP LLC, Blue Torch Credit Opportunities SC Master Fund LP, Blue Torch Credit Opportunities SC GP LLC, Blue Torch Credit Opportunities KRS Fund LP, and Blue Torch Credit Opportunities KRS GP LLC, on behalf of certain of the funds listed on Schedule 2 hereto.

By:	KPG BTC Management LLC, such entities’ sole member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

Blue Torch Offshore Credit Opportunities Master Fund III LP and Blue Torch Offshore Credit Opportunities GP III LLC, on behalf of certain of the funds listed on Schedule 2 hereto.

By:	KPG BTC Management LLC, such entities’ managing member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

Notice Address:

Fax:

Attention:

Email:

[Signature Page to Recapitalization Support Agreement – Blue Torch]

Schedule 2

[redacted]

CONSENTING LENDER

The undersigned on behalf of certain of the funds listed on Schedule 3 hereto.

By:	/s/ Jeffrey Forlizzi
Name:	Jeffrey Forlizzi
Title:	Authorized Signatory

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Manager

By:	/s/ Blaine Hirsch
Name:	Blaine Hirsch
Title:	Authorized Signatory

Notice Address:

[redacted]

Fax:

Attention: [redacted]

Email: [redacted]

[Signature Page to Recapitalization Support Agreement – Eldridge]

Schedule 3

[redacted]

CONSENTING LENDER

Oaktree Fund GP, LLC, on behalf of the funds they own or manage listed on Schedule 4 hereto.

By: Oaktree Fund GP I, L.P.

Its: Managing Member

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

By:	/s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Authorized Signatory

[Signature Page to Recapitalization Support Agreement – Oaktree]

Oaktree Fund GP I, L.P. on behalf of the funds they own or manage listed on Schedule 4 hereto.

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

By:	/s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Authorized Signatory

[Signature Page to Recapitalization Support Agreement – Oaktree]

Oaktree Huntington Investment Fund II GP, L.P., on behalf of the funds they own or manage listed on Schedule 4 hereto.

By: Oaktree Fund GP, LLC

Its: General Partner

By: Oaktree Fund GP I, L.P.

Its: Managing Member

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

By:	/s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Authorized Signatory

[Signature Page to Recapitalization Support Agreement – Oaktree]

CONSENTING LENDER

Oaktree Fund GP, LLC, Oaktree Fund GP I, L.P., and Oaktree Huntington Investment Fund II GP, L.P., on behalf of the funds they own or manage listed on Schedule 4 hereto.

By:	/s/ Robert LaRoche
Name:	Robert LaRoche
Title:	Authorized Signatory

By:	/s/ Ross Rosenfelt
Name:	Ross Rosenfelt
Title:	Authorized Signatory

Notice Address:

Fax:
Attention:
Email:

[Signature Page to Recapitalization Support Agreement – Oaktree]

Schedule 4

[redacted]

CONSENTING LENDER TCW Asset Management Company LLC, on behalf of certain of the funds and affiliates that it owns, manages, or advises listed on Schedule 5 hereto.

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

CCLF Holdings (D41) LLC, on behalf of itself, with its holdings listed on Schedule 5 hereto.

By:	/s/ Stephen Nesbitt
Name:	Stephen Nesbitt
Title:	President

Notice Address:

_________________________________________________________

_________________________________________________________

_________________________________________________________

Fax:
Attention:
Email:

Schedule 5

[redacted]

EXHIBIT A

RECAPITALIZATION TERM SHEET

Exhibit A

Recapitalization Term Sheet

Set forth below is a summary of certain material terms of a proposed transaction (the “Transaction”) involving (i) the partial equitization of the Other Term Loan Obligations under the Existing Credit Agreement and (ii) a recapitalization of the Company. This summary term sheet (this “Recapitalization Term Sheet”) does not present many of the terms, conditions, covenants, representations, warranties or other provisions that the Consenting Term Loan Lenders (as defined in the Recapitalization Support Agreement) or the Company would require in any definitive legal documentation for the Transaction. The Definitive Documents (as defined in the Recapitalization Support Agreement) with respect to the Transaction shall be subject to the terms of the Recapitalization Support Agreement, including the consent rights set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Recapitalization Support Agreement to which this Recapitalization Term Sheet is attached.

THIS RECAPITALIZATION TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTIONS 1125 AND 1126 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE

Existing Term Loan Claims

Subject to, and upon consummation of, the Transaction, each Consenting Term Loan Lender will consent to:

•  the conversion, on a dollar-for-dollar basis, to Take Back Term Loans of an amount of its Other Term Loan Obligations (inclusive of par plus accrued plus make-whole premium, collectively, the “Existing Term Loan Claims”) that will result in (x) the aggregate principal amount of funded debt (excluding, for the avoidance of doubt, unused revolver commitments, undrawn but outstanding letters of credit and obligations in respect of factoring facilities), preferred equity or other securities entitled to recover before the New Common Equity, in each case, of Reorganized Superior, and its subsidiaries immediately following the Effective Time less (y) the aggregate amount of unrestricted cash and cash equivalents of Reorganized Superior and its subsidiaries immediately following the Effective Time, not exceeding the Net Leverage Cap (as defined below) (collectively, the “Converted Term Loan Claims”);

- and -

•  if the Transaction is implemented through the Out-of-Court Structure, the contribution of the balance of its Existing Term Loan Claims to New TopCo (as defined below), in exchange for the New Common Equity (as defined below), it being understood that, following consummation of the Merger, (a) New TopCo shall contribute such Existing Term Loan Claims to Reorganized Superior’s (as defined below) capital, in full satisfaction and extinguishment of such Existing Term Loan Claims and (b) the Consenting Term Loan Lenders will own, directly, 100% of the New Common Equity, subject to dilution by (a) the MIP (as defined below) and (b) the Out-of-Court Preferred Shareholder Equity Distribution (as defined below) solely to the extent that the conditions set forth below with respect to the Existing Preferred Shareholder’s (as defined below) entitlement to such distribution are satisfied;

- or -

•  if the Transaction is implemented pursuant to the Chapter 11 Structure, as part of the Plan, the full satisfaction and extinguishment of the balance of its Existing Term Loan Claims in exchange for 100% of the New Common Equity, subject to dilution by (a) the MIP (as defined below) and (b) the In-Court Preferred Shareholder Equity Distribution (as defined below) solely to the extent that the conditions set forth below with respect to the Existing Preferred Shareholder’s (as defined below) entitlement to such distribution are satisfied.

DIP Facility	If the Transaction is implemented through the Chapter 11 Structure, (i) all of the unfunded Bridge Loan Obligations shall convert into a debtor-in-possession financing facility (the “DIP Facility”) and (ii) all of the funded Bridge Loan Obligations shall be “rolled-up” into the DIP Facility on terms satisfactory to the Debtors and the Requisite Consenting Term Loan Lenders, in each case subject to the approval of the Bankruptcy Court. For the avoidance of doubt, nothing herein constitutes a commitment to provide a DIP Facility and the terms and conditions of any such DIP Facility shall be subject to further negotiation and documentation in all respects.

Conversion of Bridge Facility Claims or DIP Facility Claims	Upon the Effective Time, all Bridge Loan Obligations (if the Transaction is implemented through the Out-of-Court Structure), all amounts outstanding under the DIP Facility (collectively, the “DIP Facility Claims”) (if the Transaction is implemented pursuant to the Chapter 11 Structure), and any incremental financing (including debtor-in-possession financing) (the “Incremental Financing” and, the aggregate amount of the foregoing Bridge Loan Obligations, DIP Facility Claims, and Incremental Financing, collectively, the “Converted Bridge/DIP Claims”) shall be converted, on a dollar-for-dollar basis, to Take Back Term Loans (as defined below).

Take Back Term Loans

Reorganized Superior shall issue new secured term loans on the following terms (the “Take Back Term Loans”):

•  Aggregate Principal Amount: an amount equal to the sum of (x) the Converted Term Loan Claims plus (y) the Converted Bridge/DIP Claims

•  Borrower: Reorganized Superior

•  Guarantors: Consistent with the Existing Credit Agreement

•  Tranching: Subject to ongoing discussion among the Consenting Term Loan Lenders, the Take Back Term Loans will include first-out and second-out tranches, which would be allocated to the Converted Bridge/DIP Claims and Converted Term Loan Claims, respectively

•  Interest Rate: SOFR + 800 bps, subject to a SOFR floor of 350 bps, which shall be paid in cash

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•  OID: 3.0%, payable-in-kind upon funding

•  Call Protection: NC-5

•  Maturity: 5 years

•  Documentation: Take Back Term Loans (i) to be memorialized through an amendment and restatement of the Existing Credit Agreement (the “A&R Existing Credit Agreement”) and (ii) to have terms substantially similar to those applicable to the Existing Credit Agreement after giving effect to the Amendment (other than, for the avoidance of doubt, the economic terms set forth above)

Net Leverage Cap	“Net Leverage Cap” means $125,000,000.

Incremental Financing	TPG consents to the Company’s incurrence of Incremental Financing for liquidity needs of the Company and agrees not object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Company’s incurrence of such Incremental Financing.

Existing Revolving Credit Facility	The Company shall, at the option of the Requisite Consenting Term Loan Lenders, (a) execute an amendment to the Existing Revolving Credit Agreement in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders that results in the Existing Revolving Credit Facility remaining outstanding upon and after the Effective Time on terms not materially less favorable to the Company than the Existing Revolving Credit Facility or otherwise reasonably acceptable to the Requisite Consenting Term Loan Lenders, including with respect to any waivers and/or consents (including in respect of a change of control) necessary to effectuate the Transaction (the “Existing Revolving Credit Agreement Amendment”) or (b) refinance the Existing Revolving Credit Facility with a new super-priority revolving credit facility of a similar size and on terms not materially less favorable to the Company than the Existing Revolving Credit Facility or otherwise reasonably acceptable to the Requisite Consenting Term Loan Lenders (the “New Revolving Credit Facility”).

Existing Preferred Equity

The Existing Preferred Equity will be cancelled, released, and extinguished, and the holder of Existing Preferred Equity (the “Existing Preferred Shareholder”) will receive:

•  if the Transaction is implemented through the Out-of-Court Structure, as part of the Merger:

○    3.5% of the New Common Equity, subject to dilution by the MIP (the “Out-of-Court Preferred Shareholder Equity Distribution”); and

○   an aggregate amount equal to (a) the Aggregate Merger Consideration (as defined below) plus the aggregate consideration payable to the holders of Cash-Settled RSUs (as defined in the Merger Agreement) and Cash-Settled PSUs (as defined in the Merger Agreement) (assuming achievement of applicable performance metrics at the target level) in connection with the Merger, multiplied by (b) two

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(2), in cash, without interest thereon;

- or -

•  if the Transaction is implemented through Chapter 11 Structure, either:

○   if (A) the Existing Preferred Shareholder votes to accept the Plan and (B) all classes of creditors senior to the Existing Preferred Equity vote to accept, or are deemed to accept, the Plan, 1.75% of the New Common Equity, subject to dilution by the MIP (the “In-Court Preferred Shareholder Equity Distribution”), under the Plan;

- or -

○   if (X) the Existing Preferred Shareholder votes to reject the Plan or (Y) any class of creditors votes to reject, or is deemed to reject, the Plan, no distribution or consideration under the Plan.

Existing Common Equity

The Existing Common Equity will be cancelled, released, and extinguished, and each holder of Existing Common Equity (the “Existing Common Shareholders”) will receive:

•  if the Transaction is implemented through the Out-of-Court Structure, as part of the Merger, $0.09 per share of Existing Common Equity in cash, without interest thereon (the “Merger Consideration” and, the aggregate of such amount for all Existing Common Equity, the “Aggregate Merger Consideration”); provided, that the aggregate amount of (a) the Aggregate Merger Consideration plus (b) the aggregate consideration payable to the holders of Cash-Settled RSUs and Cash-Settled PSUs (assuming achievement of applicable performance metrics at the target level) in connection with the Merger shall not exceed $3.1 million;

- or -

•  if the Transaction is implemented through the Chapter 11 Structure, no distribution or consideration

Other Claims

•  If the Transaction is implemented through the Out-of-Court Structure, all other claims against the Company will be satisfied in the ordinary course of business or otherwise be unimpaired

•  If the Transaction is implemented pursuant to the Chapter 11 Structure, treatment of other claims shall be satisfactory to the Requisite Consenting Term Loan Lenders (and remains subject to ongoing diligence)

Mutual Releases	The Parties shall agree to customary mutual releases (the “Mutual Releases”)

4

Legal Fees of Existing Preferred Shareholder

At the signing of the Recapitalization Support Agreement, the Company shall pay the accrued and unpaid, reasonable and documented fees and expenses of Kirkland & Ellis LLP and Kirkland & Ellis International LLP, as counsel to the Existing Preferred Shareholder (in such capacity, “Kirkland”), in each case incurred in connection with the Transaction (which, for the avoidance of doubt, shall include reasonable and documented fees and expenses incurred in connection with review and negotiation of the Recapitalization Support Agreement, this term sheet, the Merger Agreement, and the TPG Voting Agreement), subject in all respects to the TPG Counsel Fee Cap and the Repayment Obligation.

Upon the Effective Time, the Company shall pay the accrued and unpaid, reasonable and documented fees and expenses of Kirkland, in each case incurred in connection with the Transaction, which payments shall not, taken together with any reasonable and documented fees and expenses of Kirkland paid by the Company at the signing of the Recapitalization Support Agreement, exceed $1.5 million in the aggregate (the “TPG Counsel Fee Cap”); provided, that (1) the Company shall have no obligation to pay such reasonable and documented fees and expenses if (a) the Existing Preferred Shareholder breaches the TPG Voting Agreement, (b) following the TPG Joinder Effective Time, the Recapitalization Support Agreement is terminated as to the Existing Preferred Shareholder, or (c) the Existing Preferred Shareholder votes to reject the Plan if the Transaction is implemented through the Chapter 11 Structure (clauses (a), (b) and (c), collectively, the “Defaults”) and (2) the Existing Preferred Shareholder shall reimburse the Company, within three (3) Business Days after a Default, for any and all amounts paid to Kirkland prior to such time (the “Repayment Obligation”).

For the avoidance of doubt, the Company shall have no obligation to pay any amounts incurred by the Existing Preferred Shareholder (or its successors and assigns) in connection with its retention of Guggenheim Securities, LLC with respect to the Transaction.

Additional Provisions Regarding the Existing Preferred Shareholder	Notwithstanding anything to the contrary herein, in the event of (a) a material breach by the Existing Preferred Shareholder of the TPG Voting Support Agreement, (b) following the TPG Joinder Effective Time, the termination of the Recapitalization Support Agreement as to the Existing Preferred Shareholder, or (c) the Existing Preferred Shareholder voting to reject a Plan that contains the In-Court Preferred Shareholder Equity Distribution and a Mutual Release for the Existing Preferred Shareholder if the Transaction is implemented through the Chapter 11 Structure, the Existing Preferred Shareholder shall not be entitled to the Out-of-Court Preferred Shareholder Equity Distribution or the In-Court Preferred Shareholder Equity Distribution and shall not be entitled to receive the Mutual Releases.

MIP	Superior TopCo shall establish an equity-based management incentive plan (the “MIP”) payable upon a sale of Superior TopCo or substantially all of its business that occurs within eight (8) years of the Effective Time. The aggregate MIP pool will represent 7.5% or 15%, respectively, of Superior TopCo’s equity value above hurdle

5

amounts plus an 8% IRR through the sale

Tax Matters	The parties will cooperate in good faith to structure and implement the Transaction in a manner that is tax efficient for the Consenting Term Loan Lenders and the Company

Reorganized Superior	“Reorganized Superior” means Superior following the Effective Time.

Superior TopCo	“Superior TopCo” means (a) if the Transaction is implemented through the Out-of-Court Structure, New TopCo, and (b) if the Transaction is implemented through the Chapter 11 Structure, Reorganized Superior.

New Common Equity	“New Common Equity” means the common equity of Superior TopCo.

New Equity	The new equity of Superior TopCo (the “New Equity”) shall be structured in a manner satisfactory to the Requisite Consenting Term Loan Lenders.

Implementation

The Transaction will be implemented either:

•  through the Out-of-Court Structure through a merger whereby a wholly-owned subsidiary (“Merger Sub”) of a newly formed entity (“New TopCo”) would merge with and into Superior, with Reorganized Superior being the surviving entity and a wholly-owned subsidiary of New TopCo (the “Merger”);

- or -

•  through the Chapter 11 Structure if, among other things, (x) the Company fails to file its proxy statement in respect of the Merger (the “Proxy Statement”) on or prior to July 29, 2025, or (y) the Merger is not approved by the required vote at a duly called meeting of the shareholders of the Company (or any adjournment or postponement thereof) prior to (i) October 1, 2025, if the SEC informs the Company that it will not review the Proxy Statement or (ii) October 31, 2025, if the SEC informs the Company that it will review the Proxy Statement and issues any comments in such review (the foregoing clauses (x) through (y), collectively, the “Out-of-Court Milestones”).

Share Issuance

If the Transaction is implemented through the Out-of-Court Structure, one (1) business day before the record date of the special meeting of the shareholders of Superior and, in any event, prior to the filing with the SEC and the mailing to the shareholders of the definitive proxy statement, Superior shall issue to New TopCo (or another entity designated by the Requisite Consenting Term Loan Lenders) a number of shares of Existing Common Equity (the “Lender Shares”) at the same price per share in cash as the price per share as the Merger Consideration.

The number of Lender Shares issued shall be (A) 7,600,000 shares of Existing Common Equity or (B) such other number of shares of Existing Common Equity as may be mutually agreed in writing by Superior and New TopCo; provided, that, the number of Lender Shares issued to New TopCo shall not exceed 20.00% of the voting power of

6

the total outstanding capital stock of Superior after the issuance of the Lender Shares, which 20.00% shall include 473,264 shares of Existing Common Equity which shall be deemed to be beneficially owned by New TopCo for purposes of calculating the voting power of New TopCo.

Employment and Consulting Agreements	If the Transaction is implemented through the Chapter 11 Structure, the Debtors shall assume the Amended Employment Agreement and the Consenting Parties shall not object to, and shall support, such assumption.

Conditions Precedent

If the Transaction is implemented through the Chapter 11 Structure, the Plan and the A&R Existing Credit Agreement shall include reasonable and customary conditions precedent, including, without limitation:

•  the Recapitalization Support Agreement not having been terminated and remaining in full force and effect;

•  the Company’s execution of, at the option of the Requisite Consenting Term Loan Lenders, either (a) the Existing Revolving Credit Agreement Amendment, which shall be in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders, or (b) all necessary documentation to effect a New Revolving Credit Facility that is reasonably acceptable to the Requisite Consenting Term Loan Lenders;

•  the Definitive Documents being consistent with the Recapitalization Support Agreement, including the consent rights set forth therein;

•  obtaining all necessary third-party, regulatory, and other governmental approvals and consents;

•  payment of all reasonable and documented fees and expenses of the respective Consenting Term Loan Lender Advisors in accordance with the fee arrangements or agreements between the Company and the respective Consenting Term Loan Lender Advisors and the terms of the Recapitalization Support Agreement; and

•  payment of the fees and expenses of TPG Counsel as contemplated in the Recapitalization Support Agreement and this term sheet.

7

EXHIBIT B

FORM OF JOINDER AGREEMENT FOR CONSENTING TERM LOAN LENDERS

This Joinder Agreement (“Joinder Agreement”) to the Recapitalization Support Agreement, dated as of [•], 2025 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Company and certain holders of Term Loan Obligations (together with their respective successors and permitted assigns, the “Consenting Term Loan Lenders” and each, a “Consenting Term Loan Lender”) is executed and delivered by ______ (the “Joining Party”) as of [•], 2025. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a “Consenting Term Loan Lender” and a “Party” for all purposes under the Agreement and with respect to any and all Claims and Interests held by such Joining Party.

2. Representations and Warranties. With respect to the aggregate principal amount of the Term Loan Obligations set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Term Loan Lenders set forth in the Agreement to each other Party to the Agreement.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions that would require the application of the law of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

CONSENTING TERM LOAN LENDER

[•]

By:

Name:

Title:

Principal Amount of Term Loan Obligations: $______________

Other Claims: $______________

Other Interests: $______________

Notice Address:

Fax:

Attention:

Email:

Acknowledged:

SUPERIOR INDUSTRIES INTERNATIONAL, INC

By:
Name:
Title:

EXHIBIT C

TPG JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) to the Recapitalization Support Agreement, dated as of July 8, 2025 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Company and certain holders of Term Loan Obligations (together with their respective successors and permitted assigns, the “Consenting Term Loan Lenders” and each, a “Consenting Term Loan Lender”) is executed and delivered by TPG Growth III Sidewall, L.P. (the “Joining Party”) as of July 8, 2025. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound, effective immediately upon the termination of the Merger Agreement (the “Joinder Effective Time”), by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). Upon and after the Joinder Effective Time, the Joining Party shall be deemed to be “TPG” and a “Party” for all purposes under the Agreement and with respect to any and all Claims and Interests held by the Joining Party.

2. Joinder Effective Time. Prior to the Joinder Effective Time, the Joining Party (a) shall not be, and shall not be deemed to be, a “Party” for any purposes under the Agreement or with respect to any Claims or Interests held by the Joining Party and (b) shall not be bound by any of the terms of the Agreement.

3. Representations and Warranties. With respect to the Claims and Interests, including the number of shares of Existing Preferred Equity, set forth below its name on the signature page hereto, the Joining Party hereby makes, effective as of the Joinder Effective Time, the representations and warranties of TPG set forth in the Agreement to each other Party to the Agreement.

4. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions that would require the application of the law of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

TPG GROWTH III SIDEWALL, L.P.

By:	TPG Growth Gen Par III,
L.P., its general partner

By:	TPG Growth Gen Par III Advisors,
LLC, its general partner

By:	/s/ Martin Davidson
Name:	Martin Davidson
Title:	Chief Accounting Officer

Claims: N/A

Number of Shares of Existing Preferred Equity: 150,000

Other Interests: N/A

Notice Address:

[redacted]

Acknowledged:

SUPERIOR INDUSTRIES INTERNATIONAL, INC

By:
Name:
Title:

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

TPG Growth III Sidewall, L.P.

By:

Name:

Title:

Claims:

Number of Shares of Existing Preferred Equity:

Other Interests:

Notice Address:

Fax:

Attention:

Email:

Acknowledged:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ David Sherbin
Name:	David Sherbin
Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT D

MERGER AGREEMENT

EXHIBIT E

GOVERNANCE TERM SHEET